UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DUNDEEWEALTH FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Dundee Outbound Call Flow

Mutual Funds Regular Outbound Call Flow - Alternate Introduction call flows

“Hello, I’m trying to reach <s/h name>.  Is he/she available?   My name is          and I’m calling on a recorded line regarding your investment in the <specific fund name>. We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back. The Fund’s Board of Trustees is recommending a vote in favor of the proposal outlined in the proxy statement. Would you have any objections to voting along with the recommendations of your Board?”

IF Investment is in a Trust:

My name is          and I’m calling on a recorded line regarding the investment in the <specific fund name> held in < Trust Name > for which you are listed as Trustee.

IF Investment is in a Custodial Acct for a Minor:

My name is          and I’m calling on a recorded line regarding the investment in the <specific fund name> you control as custodian for < name of minor >.

IF Investment is in 401 K / Pension Plan held by Company Name WITH A TRUSTEE LISTED:               Remember to ask for authorization PRIOR to asking for the vote.

My name is          and I’m calling on a recorded line regarding the investment in the <specific fund name> held in the < Company’s Name > < 401 K / Pension Plan > for which you are listed as trustee.

SPECIAL ALTERNATE INTRODUCTIONS

“Hello, I’m trying to reach <contact name>.  Is he/she available?

IF Investment is in a Company Name:

My name is          and I’m calling on a recorded line regarding the investment in the <specific fund name> registered to < Company’s Name > for which you are listed as contact. I am trying to reach the person who handles the proxy voting.

IF Investment contains C/O or ATTN:

My name is          and I’m calling on a recorded line regarding the investment in the <specific fund name> registered to < S/H Name or Company Name >. Proxy materials were sent to <Contact Name> at <Street Address>.  I am trying to reach the person who handles the proxy voting.

IF Investment is in 401 K / Pension Plan held by Company Name:

My name is          and I’m calling on a recorded line regarding the investment in the <specific fund name> registered to < Company’s Name > < 401 K / Pension Plan > for which you are listed as contact person. I am trying to reach the person who handles the proxy voting.

IF Investment is held by an Association or Club:

My name is          and I’m calling on a recorded line regarding the investment in the <specific fund name> registered to < Association/Club Name >. Proxy materials were sent to <Contact Name> at <Street Address>.  I am trying to reach the person who handles the proxy voting.

DUNDEE REBUTTALS

SH states ……	Response

“My spouse takes care of it.”

I understand.  Is your wife/husband available to speak with me?

(If wife/husband is unavailable)

CSR: “Your vote is very important to the fund, as your wife/husband/spouse is unavailable, I would be more than happy to assist you with voting by reviewing the proposal(s).  This would only take a brief moment of your time.”

“I don’t know how to vote …”

Your board of directors has reviewed the proposal(s) and believes they are in the best interest of the fund and its shareholders.  Your Board is recommending shareholders vote in favor of the proposal.  Would you have any objections to voting along with the recommendations of your Board?

“My broker takes care of it ”

I understand that your Broker may help you choose your funds, however certain proposal(s) for this proxy require a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposal(s) quickly for you now if you wish.

“I don’t have the time right now …”

I understand, however, your vote is very important.  Voting now will only take a brief moment of your time. Your Board of Directors has reviewed the proposal and is recommending that shareholders vote in favor of the proposal. Would you have any objections to voting along with the recommendations of your Board?

“I’m not interested / I don’t want to vote / I don’t have enough shares to vote”

Every vote is important to the fund and helps bring the fund a step closer to holding the meeting.  If not enough votes are received, the shareholder meeting may have to be adjourned. Your Board of Directors has reviewed the proposal and is recommending that shareholders vote in favor of the proposal. Would you have any objections to voting along with the recommendations of your Board?

“I sold my shares / I no longer own shares in that Fund”

I understand.  However you were a shareholder as of the record date and therefore you are the only person who can vote those shares. Your Board of Directors has reviewed the proposal and is recommending that shareholders vote in favor of the proposal. As a courtesy to the remaining shareholders, would you have any objections to voting along with the recommendations of your Board?

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SH states ……	Response

“I’ll vote later” OR: I’ll vote via mail, online, etc”

I understand.  We are calling today because your Board would like to hear from all shareholders on this matter. Your Fund has asked us to call to offer you the convenience of voting over the phone, which makes the voting process much easier and faster. I would be happy to record your vote for you now and send you a printed confirmation that your vote has been recorded.

Your Board of Directors has reviewed the proposal(s) and is recommending that shareholders in favor of the proposal. They believe this would be in the best interest of the Fund and its shareholders.

Would you like to vote along with the recommendations of your Board?

“Why are you calling me?”

Your Fund has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder meeting and haven’t received it back, so we are calling to encourage you to vote your shares. Your Board of Directors has reviewed the proposal and is recommending that shareholders vote in favor of the proposal. Would you have any objections to voting along with the recommendations of your Board?

“I don’t accept these types of calls / Do Not Call Me / Add Me to Your DNC List”

I understand how you feel about unwanted calls and will add you to our internal Do Not Call list.

I did want to let you know that this call is regarding your current investment in the <Fund Family name> and we are simply calling to advise you of the shareholder meeting and are asking if you would like to register your vote.

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